UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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DATATRAK International, Inc.

(Name of Registrant as Specified In Its Charter)

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May 2, 2008
Dear Shareholder:
          You are cordially invited to attend the 2008 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 9:00 a.m., local time, on Thursday, June 12, 2008 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio.
          At this year’s Annual Meeting, in addition to electing three Directors, shareholders will be asked to approve and adopt an amendment to the Company’s 2005 Omnibus Equity Plan and approve and adopt an amendment to the Company’s Third Amended and Restated Code of Regulations. Information relating to these proposals is presented in the accompanying Proxy Statement, which shareholders are encouraged to read carefully. Your Board of Directors has unanimously approved each of these proposals, and urges you to vote in favor of these proposals.
          Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person, even if you have previously returned your proxy card.
          On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,

Dr. Jeffrey A. Green
President and Chief Executive Officer

DATATRAK INTERNATIONAL, INC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATATRAK INTERNATIONAL, INC
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
2007 Grants of Plan-Based Awards Table
Narrative Disclosure To Summary Compensation Table and Grants
2007 Outstanding Equity Awards at Fiscal Year-End Table
2007 Option Exercises and Stock Vested Table
Other Potential Post-Employment Payments
Director Compensation
Compensation Committee Interlocks and Insider Participation
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS

DATATRAK INTERNATIONAL, INC.
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 12, 2008
          The 2008 Annual Meeting of Shareholders of DATATRAK International, Inc., will be held at 9:00 a.m., local time, on Thursday, June 12, 2008 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, for the following purposes:
1.	To nominate and elect three individuals as Directors for a two-year term ending at the Annual Meeting in 2010;

2.	To consider and act upon a proposal to authorize, approve and adopt an amendment to the Company’s 2005 Omnibus Equity Plan to increase the number of common shares available for award under the plan;

3.	To approve an amendment to the Company’s Third Amended and Restated Code of Regulations to (i) specify that the Company may issue non-certificated shares, (ii) empower the Board of Directors to make certain procedural and ministerial amendments to the Code of Regulations and (iii) eliminate Article XIII of the Code of Regulations; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
          Only shareholders of record at the close of business on April 21, 2008 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

Thomas F. McKee Secretary
Mayfield Heights, Ohio
May 2, 2008

YOUR VOTE IS IMPORTANT
WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED
ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL
MEETING.

DATATRAK INTERNATIONAL, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Mailed on or about May 2, 2008

Why am I receiving these materials?
          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DATATRAK for use at the 2008 Annual Meeting of Shareholders (“Annual Meeting”) on Thursday, June 12, 2008 at 9:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.
Who is paying for this proxy solicitation?
          The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding the Company’s common shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our Directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We also may retain a third party to aid in the solicitation of proxies.
What voting rights do I have as a shareholder?
          On each matter to be voted on, you have one vote for each outstanding common share of the Company (“Common Shares”) you own as of April 21, 2008, the record date for the Annual Meeting. Only shareholders of record at the close of business on April 21, 2008 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were [13,716,901] Common Shares outstanding and entitled to vote. Shareholders do not have the right to vote cumulatively in the election of Directors.
How do I vote?
          If you are a shareholder of record, you can vote (i) in person at the Annual Meeting or (ii) by signing and mailing in your proxy card in the enclosed envelope.
          If you are a shareholder of record, the proxy holders will vote your Common Shares based on your directions. If you sign and return your proxy card, but do not properly direct how your Common Shares should be voted, the proxy holders will vote “FOR” each of the three proposals listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.
          If you hold Common Shares through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. Your broker or nominee may provide separate voting instructions, if any, with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone.

Can I revoke or change my vote after I submit a proxy?
          Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by (i) submitting another properly completed proxy card with a later date; (ii) sending a written notice to our Secretary prior to the commencement of the Annual Meeting; or (iii) attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a DATATRAK representative at the Annual Meeting of your desire to revoke your proxy and vote in person.
What vote is required to approve the election of the three Directors for a two-year term ending at the Annual Meeting in 2010?
          The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated. Abstentions and broker non-votes will have no effect on the election of Directors.
What vote is required to approve the proposed amendment to the Company’s 2005 Omnibus Equity Plan?
          The affirmative vote of a majority of shareholders present in person or by proxy is required to approve the amendment. Thus, shareholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” and thus have no effect on the outcome.
What vote is required to approve the proposed amendment to the Third Amended and Restated Code of Regulations?
          The affirmative vote of the shareholders having a majority of the voting power of all outstanding Common Shares is required to approve the amendment. Abstentions and broker non-votes will have the same effect as a vote against the amendment.
What constitutes a quorum?
          A quorum of shareholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Shares outstanding on the record date are represented, in person or by proxy, at the Annual Meeting. With [13,716,901] votes outstanding as of the close of business on the record date, shareholders representing at least [6,858,451] votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
          The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Shares as of April 21, 2008, unless otherwise indicated, with respect to:
•	each person who is known by us to beneficially own more than 5% of our outstanding Common Shares,

•	each member of our Board of Directors and each of our Named Executive Officers (as hereinafter defined); and

•	all Directors and executive officers as a group.

	Common Shares
	Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percent
Laurence P. Birch	21,165	*
Timothy G. Biro (3)	136,236	1.0%
Terry C. Black	81,119	*
Dr. Jeffrey A. Green (4)	560,985	4.3%
Seth B. Harris (5)	435,716	3.1%
Dr. Jerome H. Kaiser	134,185	1.0%
Raymond J. Merk	4,639	*
Dr. Mark J. Ratain	145,792	1.1%
Marc J. Shlaes (6)	—	—
Dr. Robert M. Stote	183,325	1.3%
Dr. Wolfgang Summa (7)	—	—
Jim Bob Ward	673,908	4.9%
Bodri Capital Management, LLC (8)	844,808	6.1%
4 Embarcadero Center, Suite 2500 San Francisco, California 94111
Lucrum Capital LLC (9)	940,550	6.8%
One Sansome Street, Suite 3908 San Francisco, California 94104
Potomac Capital Management LLC (10)	1,010,123	7.3%
825 Third Avenue, 33rd Floor New York, New York 10022
Diker Management LLC (11)	1,324,835	9.5%
745 Fifth Avenue, Suite 1409 New York, New York 10151
All Directors and executive officers as a group (10 persons)	2,377,070	16.3%

*	Less than one percent.

(1)	The address of the Directors and executive officers listed above is c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

(2)	The number of Common Shares deemed beneficially owned is comprised of (i) [13,716,901] Common Shares outstanding as of April 21, 2008 and with respect to each of the following individuals and groups, the following number of Common Shares which may be purchased pursuant to option exercises within 60 days after April 21, 2008: Mr. Birch (16,529 Common Shares); Mr.

Biro (118,466 Common Shares); Mr. Black (72,845 Common Shares); Dr. Green (189,250 Common Shares); Mr. Harris (135,757 Common Shares); Dr. Kaiser (112,870 Common Shares); Dr. Ratain (119,663 Common Shares); Dr. Stote (58,339 Common Shares); for all Directors and executive officers as a group (823,719 Common Shares); and with respect to each of the following groups, the following number of Common Shares, which may be exercised pursuant to warrant exercises within 60 days after April 21, 2008: Potomac Capital Management LLC (63,750 Common Shares); Bodri Capital Management, LLC (30,000); and Diker Management LLC (67,501 Common Shares).

(3)	Includes 300 Common Shares held by Mr. Biro’s wife. Mr. Biro disclaims beneficial ownership of these 300 Common Shares.

(4)	Includes 110,953 Common Shares held by Dr. Green’s wife and 1,450 Common Shares held by Dr. Green’s son, 1,500 Common Shares held by Dr. Green’s daughter, and 1,500 Common Shares held by Dr. Green’s other daughter. Dr. Green disclaims beneficial ownership of these 115,403 Common Shares.

(5)	Includes 44,634 Common Shares held in trust for Mr. Harris.

(6)	All of Mr. Shlaes options were forfeited as a result of the termination of his employment on June 1, 2007. The information provided in the table above is based on the most recent information available following Mr. Shlaes’ separation from the Company.

(7)	All of Dr. Summa’s options were forfeited as a result of resignation on September 1, 2007. The information provided in the table above is based on the most recent information available following Dr. Summa’s separation from the Company.

(8)	Based solely on information provided pursuant to Schedule 13G filed jointly with the Securities and Exchange Commission (the “SEC”) on February 13, 2008 by Bodri Capital Management, LLC, Jerome H. Debs, II and Neal S. Jacobs. The aforementioned parties indicated that as of February 12, 2008, Bodri Capital Management, LLC and Neal S. Jacobs were deemed to beneficially own 806,700 Common Shares, and Jerome H. Debs, II was deemed to beneficially own 844,808 Common Shares.

(9)	Based solely on information provided pursuant to Schedule 13G filed with the SEC on February 14, 2008 by Lucrum Capital LLC. The aforementioned party indicated that as of February 13, 2008, Lucrum Capital LLC was deemed to beneficially own 940,550 Common Shares.

(10)	Based solely on information provided pursuant to Schedule 13G filed jointly with the SEC on March 20, 2007 by Potomac Capital Management LLC, Potomac Capital Management Inc. and Mr. Paul J. Solit. The aforementioned parties indicated that as of March 19, 2007, Potomac Capital Management LLC, Potomac Capital Management Inc. and Mr. Solit were deemed to beneficially own 1,010,123 Common Shares consisting of 946,373 Common Shares and warrants to purchase 63,750 Common Shares.

(11)	Based solely on information provided pursuant to Schedule 13G filed jointly with the SEC on February 12, 2008 by (i) Diker GP, LLC, a Delaware limited liability company (“Diker GP”), as the general partner to the Delaware limited partnership the Diker Value Tech Fund, LP (“VT”), Diker Value Tech QP Fund, LP (“VTQP”), Diker Micro-Value Fund, LP (“MV”), the Diker Micro-Value QP Fund, LP (“MVQP”), Diker Micro & Small Cap Fund LP (“MS”) and Diker M&S Cap Master Ltd (“MSCM”) with respect to the Common Shares directly owned by VT, VTQP, MV, MVQP, MS and MSCM (collectively, the “Diker Funds”); (ii) Diker Management, LLC, a Delaware limited liability company (“Diker Management”), as the investment manager of the Diker Funds, with respect to the Common Shares held by the Diker Funds; and (iii) Mark N. Diker, a citizen of the United States, and the managing member of each of Diker GP and Diker Management, with respect to the Common Shares subject to the control of Diker GP and Diker Management. As the sole general partner of the Diker Funds, Diker GP, has the power to vote and dispose of the shares of the Common Shares owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. As of March February 11, 2008, the aforementioned parties were deemed to beneficially own 1,324,835 Common Shares.

ELECTION OF DIRECTORS
          The authorized number of Directors is presently fixed at seven, with members of the Board of Directors divided into two classes, Class I and Class II, and with the term of office of one class expiring each year. At the Annual Meeting, shareholders will elect three individuals as Directors to serve in Class II until the Annual Meeting to be held in fiscal year 2010 and until the successors of those Directors are duly elected and qualified. On March 20, 2008, Dr. Mark J. Ratain informed the Company’s Board of Directors of his intention not to stand for re-election as a Director at the Annual Meeting. Accordingly, at its April 14, 2008 meeting and effective as of the Annual Meeting, the Board of Directors reduced the authorized number of Directors from seven to six and reassigned Dr. Jerome H. Kaiser from Class I to Class II of the Board of Directors in order to divide the members of the Board of Directors as equally as possible into two classes pursuant to our Articles of Incorporation. Furthermore, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated Dr. Green, Mr. Harris and Dr. Kaiser to stand for election as Directors at the Annual Meeting. Dr. Green, Mr. Harris and Dr. Kaiser are presently Directors of our Company.
          Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the three nominees shown below as Directors. Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those persons named below or any substitute nominees for any of them.
          Included below is information concerning the nominees for election at the Annual Meeting, as well as those Directors who will continue to serve in office after the Annual Meeting.
          Nominees for Election at the 2008 Annual Meeting
          Jeffrey A. Green, Pharm.D., FCP., 52, is the founder of DATATRAK and has served as our President, Chief Executive Officer and a Director since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning, and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 170 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.).
          Seth B. Harris, 68, has been a Director since 1992 and has been designated as our Lead Independent Director. Mr. Harris is the Chairman of Brand Development Ventures Inc., a consulting company that offers a wide range of services in new product development and marketing, since 2002. During 2000 and 2001, Mr. Harris was the Chairman of Toy Craze, Inc., a Cleveland-based toy company. Mr. Harris was the Chairman of Frieder Inc., a distributor of consumer products, from 1993 to 2000. Mr. Harris has been an active business consultant since his retirement as Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company.
          Jerome H. Kaiser, Ph.D., 51, has been a Director since December 1999. Dr. Kaiser has served as Senior Vice President and Chief Information Officer for Tower Group, Inc., an insurance company since

2006. Prior to his appointment to that position, Dr. Kaiser was Director of Systems for Rothschild Inc., a private investment bank from 1999 to 2006. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Product Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development. Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant and Associate Professor of Physics at the University of Texas at Arlington. Dr. Kaiser earned a Bachelor of Sciences and a Ph.D. in Physics from the University of East Anglia, Norwich, England.
The Board of Directors unanimously recommends that
the shareholders vote “FOR” the three nominees whose two-year term will expire in 2010.
Directors Continuing in Office
          Laurence P. Birch, 48, has been a Director since April 16, 2007. Mr. Birch joined NeoPharm, Inc., a biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications in March 2007 as President, Chief Executive Officer and as a director and was appointed Acting Chief Financial Officer in April 2007. Prior to joining NeoPharm, Mr. Birch served as Sr. Vice President and CFO, and Interim President and CEO, of AKSYS, Ltd., a hemodialysis developer and manufacturer from 2005 to 2006. Prior to that, Mr. Birch served as co-founder and managing director of Stratego Partners, a cost management consulting firm, from 2003 to 2005, Sr. Vice President — Business Development and CFO of Technology Solutions, Inc., a systems integration and consulting company, from 2000 to 2002, CFO of Brigade, Inc., an internet support company, from 1999 to 2000, and five years with MCI Systemhouse where he held a variety of senior finance and general management positions. Mr. Birch began his career with Baxter Healthcare, a manufacturer and supplier of pharmaceuticals and medical devices, where, over the course of 13 years, he held a variety of positions. Mr. Birch holds a Bachelor of Science-Finance from the University of Illinois and a MBA from Northwestern University — Kellogg Graduate Business of Management. Mr. Birch is also a Certified Public Accountant.
          Timothy G. Biro, MBA, 54, has been a Director since 1992. Mr. Biro has been the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm which invests in early-stage business, since 1997. Mr. Biro is also a Partner with Reservoir Venture Partners, an early stage venture capital firm, since 2004. Mr. Biro has been involved in venture capital financing since 1991. Prior to 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania.
          Robert M. Stote, M.D., 68, has been a Director since 1993. Dr. Stote has served as a Senior Vice President and Chief Medical Officer at Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Dr. Stote also served as a director of Bentley Pharmaceuticals, Inc. from 1992 until 2004. He also serves on the Scientific Advisory Board of NuPathe, Inc. Prior to 1992, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President — Clinical Pharmacology — Worldwide from 1987 to 1989.

CORPORATE GOVERNANCE MATTERS
Director Independence
          The Board of Directors has determined that all Directors except Dr. Green, our President and Chief Executive Officer, are “independent” under the listing standards of the NASDAQ Stock Market. The independent Directors meet at least twice a year in executive sessions. The sessions of independent Directors are presided over by the Lead Independent Director who is identified in the table below. Any independent Director can request that an additional session be scheduled.
Board of Directors and Committees
          During the last fiscal year, the Board of Directors held four regular meetings and eight special meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a Director and (2) the total number of meetings held by committees of the Board on which he served. Board members are expected to attend DATATRAK’s Annual Meeting of Shareholders and all attended our 2007 Annual Meeting of Shareholders. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Set forth below is the current membership of each Board committee:

Nominating and
Corporate
Audit	Compensation	Governance	Executive
Committee	Committee	Committee	Committee
Mr. Biro	Mr. Harris**	Dr. Stote	Dr. Green*
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Mr. Birch	Dr. Ratain***	Mr. Harris**	Mr. Biro
Dr. Kaiser	Dr. Stote	Dr. Ratain***	Dr. Kaiser

*	Not “independent” under the listing standards of the NASDAQ Stock Market.

**	Lead Independent Director.

***	Dr. Ratain will no longer be a member of the Board of Directors or its committees effective as of the date of the Annual Meeting.
Audit Committee
          Our Audit Committee met five times during the last fiscal year. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on DATATRAK’s website. You can also obtain a printed copy of this document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
          The Audit Committee is responsible for the annual appointment of our auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles we use in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. Specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.
          Our Board has determined that each of the members of the Audit Committee satisfies the current independence standards of the NASDAQ Stock Market listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that the Audit Committee

Chairman Mr. Biro, as well as Mr. Birch, are “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. As an “audit committee financial expert,” each of Messrs. Biro and Birch satisfies the NASDAQ financial literacy and sophistication requirements.
Compensation Committee
          Our Compensation Committee met three times during the last fiscal year. The Compensation Committee is governed by the Compensation Committee Charter adopted by the Board of Directors. A copy of the Compensation Committee Charter is available on DATATRAK’s website. You can also obtain a printed copy of this document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
          The Compensation Committee has the authority to administer our stock option plans and 2005 Omnibus Equity Plan, including the selection of grantees and the timing of grants, to review and monitor key employee compensation and benefits policies and to review and make recommendations to the Board regarding our senior management yearly compensation levels. Specific functions and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter.
          Our Board has determined that each of the members of the Compensation Committee satisfies the current independence standards of the NASDAQ Stock Market listing standards.
Nominating and Corporate Governance Committee
          Our Nominating and Corporate Governance Committee met six times during the last fiscal year. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter is available on DATATRAK’s website. You can also obtain a printed copy of this document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
          The Nominating and Corporate Governance Committee is responsible for (1) identifying, selecting and recommending qualified individuals as nominees for the Board of Directors at each Annual Meeting or when otherwise required to fill a vacancy or increase the size of the Board of Directors and (2) assisting the Board of Directors in developing and implementing the Company’s corporate governance policies and guidelines.
          The Nominating and Corporate Governance Committee will seek prospective Director nominees for an open Director position by soliciting suggestions from Committee members, other Board members, senior management or others. The Committee also may retain a third-party executive search firm to identify prospective Director nominees from time to time. Additionally, as discussed below, the Committee will accept shareholder recommendations regarding potential candidates for the Board.
          The Nominating and Corporate Governance Committee will evaluate Director nominees, including nominees that are submitted to the Company by a shareholder. In selecting new Directors of the Company, consideration is given to each individual Director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law, regulation and the Company’s contractual obligations. Important factors include the following minimum qualifications:

•	A desire to represent the best interests of the shareholders;

•	An express commitment to the mission and success of the Company as well as an ability to work compatibly with the Board and senior management;

•	A history of outstanding achievements and the highest ethical standards, values and integrity;

•	Experience and knowledge that is relevant to the Company and which has been obtained as a director or in a senior executive position or in an academic, scientific or government position;

•	The ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in Board meetings and one or more standing committees of the Board; and

•	Basic knowledge of corporate governance matters and the role of boards of public companies.
          In addition, Directors must have the ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in Board meetings and one or more standing committees of the Board. In determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s past attendance at meetings, past performance and contribution to the activities of the Board of Directors.
          The Nominating and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Shareholder recommendations for Director nominations may be submitted to the Company at the address specified under the caption “Shareholder Communication with the Board” below. Shareholder recommendations for Director nominations will be forwarded to the Nominating and Corporate Governance Committee for consideration, provided that such recommendations are accompanied by sufficient information to permit the Nominating and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:
•	The name and contact information for the candidate;

•	A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate’s qualifications to serve as a Director;

•	A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, Director, customer, supplier, vendor or competitor of DATATRAK; and

•	The candidate’s signed consent to be a candidate and to serve as a Director if nominated and elected, including being named in our proxy statement.
          Once the Nominating and Corporate Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board’s need to fill a vacancy or desire to expand the size of the Board as well as the likelihood that the candidate can meet the Committee’s evaluation criteria set out in the Committee’s charter as well as compliance with all other legal and regulatory requirements. The Nominating and Corporate Governance Committee will rely on public information about a candidate, personal knowledge of any Committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating and Corporate Governance Committee, after consultation with other Board members, will decide whether additional consideration of the candidate is warranted.
          If additional consideration is warranted, the Nominating and Corporate Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate’s independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Committee’s charter. Additionally, the Committee shall consider other relevant factors as it deems appropriate (including independence issues and family or related party relationships).
          Before nominating an existing Director for re-election at an Annual Meeting, the Nominating and Corporate Governance Committee will consider the Director’s past performance and contribution to the Board and its committees. After completing the evaluation of new candidates or existing Directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing Director is a valued member of the Board, then the Committee will make a recommendation to the full Board that such candidate or existing Director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee.
Executive Committee
          The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of our business and affairs of at any time when the entire Board of Directors cannot meet. The Executive Committee met one time during our 2007 fiscal year.
Code of Business Conduct and Ethics and Financial Code of Ethics
          The Board of Directors has adopted both our Code of Business Conduct and Ethics and our Financial Code of Ethics, copies of which are available on DATATRAK’s website. You can also obtain a printed copies of these document, free of charge, by writing to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Blvd., Mayfield Heights, Ohio 44124.
Shareholder Communication with the Board
          Shareholders may communicate their concerns directly to the entire Board or specifically to non-management Directors of the Board by submitting in writing to us at the following address: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124. The status of all outstanding concerns addressed to the entire Board or only non-management Directors will be reported to the Lead Independent Director, on a quarterly basis. Mr. Harris has been designated as the Lead Independent Director.

COMPENSATION COMMITTEE REPORT
Report of the Compensation Committee on Executive Compensation
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2008 Annual Meeting of Shareholders.
THE COMPENSATION COMMITTEE
Seth B. Harris (Chairman)
Dr. Mark J. Ratain
Dr. Robert M. Stote
The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

COMPENSATION DISCUSSION AND ANALYSIS
          The following discussion and analysis of compensation arrangements of our Named Executive Officers should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement. This discussion contains forward looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Overview
          Our overall compensation philosophy is to provide executive compensation packages that enable us to attract, retain and fairly reward our executive officers and align the long-term interests of our executive officers with our shareholders’ interests. This program includes a competitive salary, an opportunity for a performance bonus as well as the opportunity to become an owner of our Common Shares through equity compensation awards.
Role of Compensation Committee
          Messrs. Harris and Biro and Drs. Ratain and Stote, all of whom were members or the Compensation Committee for part or all of fiscal year 2007, meet the definitions of (i) “independent” within the meaning of the NASDAQ Stock Market listing standards; (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (as amended); and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (as amended).
          Our executive compensation programs are approved and monitored by the Compensation Committee of our Board of Directors. The Compensation Committee has the role of determining the Company’s compensation philosophy and determining compensation for the Company’s executive officers. The Compensation Committee also administers the Company’s equity-based compensation plans, including the selection of grantees and the timing of equity awards, reviews and monitors key employee compensation and benefits policies, programs and plans. For more information regarding the functions of our Compensation Committee, please refer to “Corporate Governance Matters — Board of Directors and Committees — Compensation Committee.”
          The Compensation Committee evaluates, with the input of the Chief Executive Officer, each executive officer annually based on the achievement of both Company goals and individual performance objectives. In addition to performance-related factors, the Compensation Committee reviews national and local indices published by independent compensation firms, taking into account compensation information from our geographical locations to determine general market pay practices and trends in order to compensate its executive officers accordingly.
Executive Compensation Program
          Consistent with our overall compensation philosophy, our executive compensation program consists of the following elements: annual base salary; annual incentive bonus; long-term equity-based incentive awards; and employee benefits. We believe that appropriately balancing the total compensation package and ensuring the viability of each component of the package is necessary in order to provide market-competitive compensation and to attract and retain talent. In deciding on the type and amount of compensation, we focus on both current pay and the opportunity for future compensation. Total compensation for our executive officers may vary significantly from year-to-year based on Company and individual performance.
          The following is a more detailed explanation of the primary components of our executive compensation program.

Base Salary
          Salaries of our Named Executive Officers, including our Chief Executive Officer, are subject to minimum levels set by the terms of each Named Executive Officer’s employment arrangement. The primary factor in setting salary levels pursuant to these arrangements was the desire to provide compensation in amounts sufficient to induce these individuals to either join or continue to work with our Company. These minimum salary levels for executive officers reflected the Compensation Committee’s judgments on appropriate salaries in light of the duties and responsibilities inherent in such executives’ positions. The particular qualifications of an individual holding the position and his level of experience, as well as information concerning compensation paid by other companies of a similar size in a similar industry in similar geographic markets, and the rate of inflation were considered in determining these initial salary levels.
          Base salaries for our Named Executive Officers are reviewed at least annually. The Compensation Committee’s assessment of the individual’s performance and contribution to our Company’s performance are the primary criteria influencing decisions regarding salary adjustments. Salary decisions are first determined by the Compensation Committee presenting a weighted average of salary percentage increases for the coming year. Information is obtained from national as well as local indices and is presented to senior management. In addition to market data, the Compensation Committee reviews the achievement of Company goals in determining the overall percentage increase in compensation for the Named Executive Officers. Once an overall percentage salary increase has been determined, a pool of the total amount to be awarded to the Named Executive Officers is determined. The Compensation Committee is responsible for setting the base salary of the Chief Executive Officer and President. Evaluation of the Chief Executive Officer’s salary is based upon a comparison of similar positions at certain similarly situated companies in similar geographic markets, the rate of inflation and based on the experience of the members of the Compensation Committee, taking into account his individual responsibilities, performance and experience relative to those of chief executive officers at companies similarly situated to the Company.
          Increases in base salary with respect to the executive officers, other than our Chief Executive Officer and President, are recommended to the Compensation Committee by the Chief Executive Officer who may allocate the remaining pool available for salary increases in his discretion. In making this recommendation, the Chief Executive Officer and President considers each executive officer’s individual responsibilities, performance and experience, and competitive market compensation paid by similarly situated companies in similar geographic markets, and the rate of inflation. Although the Compensation Committee permits the Chief Executive Officer to allocate salary increases, any increase in base salary is ultimately approved and in the discretion of the Compensation Committee. Furthermore, prior to finalizing any such salary adjustments, the Compensation Committee reviews with the Chief Executive Officer and President the criteria of measurements and achievement of individual goals of the executive officers based upon their respective functions. Effective August 10, 2007, the Company appointed Mr. Black, the Company’s former Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary, as the Company’s Chief Operating Officer and Assistant Secretary. On the same date, the Company appointed Raymond J. Merk, the Company’s former Vice President and Controller, as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer. Given the performance of the Company as related to sales achievement, return on investment and stock price during fiscal year 2007, the Compensation Committee recommended to the Board of Directors that, with the exception of Mr. Merk as described below, no increases in base salaries be given for 2008. Accordingly, the base salary for Mr. Green, our Chief Executive Officer and President will remain $220,000 for 2008. The current base salaries for 2008 for our executive officers other than the Chief Executive Officer and

President remain $180,000 for Mr. Black, our Chief Operating Officer and Assistant Secretary, $150,000 for Mr. Merk, our Vice President of Finance, Chief Financial Officer and Treasurer, and $140,000 for Mr. Ward, our Executive Vice President of Market and Client Strategy. The Board of Directors approved, based on the Compensation Committee’s recommendation, a $5,000 increase in Mr. Merk’s base salary, effective August 10, 2008, as consideration for the increase in his duties and responsibilities in connection with his August 2007 appointment as Chief Financial Officer.
Performance Bonuses
          The Company may pay additional compensation in the form of discretionary performance bonuses to executive officers. Our Named Executive Officers are also eligible for a performance bonus that is measured against certain qualitative and quantitative components. In general, the Named Executive Officers can earn up to 50% of their base salary upon the attainment of success in specific corporate and individual goals which include sales, expense control and shareholder equity.
          The Compensation Committee previously allowed bonuses to be provided either in the form of cash, Common Shares or a combination of the two. Based on the considerations discussed above with respect to base salary increases, the Compensation Committee recommended to the Board of Directors that no bonuses were warranted for 2007. Accordingly, no bonuses were paid to the Named Executive Officers in 2007.
Long Term Equity-Based Incentive Awards
          A substantial portion of our compensation program is based on long-term performance of our Company and the price of our Common Shares. Historically, the Company has used stock options as the long-term incentive equity component of our compensation program for our executive officers. Stock options have been used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company’s shareholders over comparable periods. Stock options have also provided executive officers with the opportunity to acquire and build a meaningful ownership interest in our Company. The 2005 Omnibus Equity Plan (“Omnibus Plan”) is intended to be the primary share-based award program for covered employees and Directors as such plan provides us with significant flexibility to grant a variety of equity incentive awards, including restricted stock, stock options and stock appreciation rights.
          Similar to base salary increases, the Named Executive Officers of the Company will be granted equity awards based on their level of responsibility, and meeting Company as well as individual performance goals. No long-term equity incentives were awarded to the Named Executive Officers in 2007. In consideration of the increase in his duties and responsibilities as Chief Financial Officer, the Compensation Committee intends to grant Mr. Merk 30,000 stock options in August 2008.
          We believe that long-term equity-based compensation is a critical element of our overall compensation program because it helps focus our executives on our long-term financial and operational performance, creates an incentive for growth and aligns the interests of our executives with those of our shareholders. The potential financial value offered through such equity awards is also an important retention tool for our Company.
          In determining the size of a grant awarded to an individual executive officer, the Compensation Committee generally establishes a level of award based upon the position of the individual and his level of responsibility, and upon recommendations made by the Chief Executive Officer and President. The Compensation Committee’s decisions concerning equity incentive awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. All equity-based awards are thoroughly discussed by the Compensation Committee. It is the current policy of the Compensation Committee to award equity grants, if any, to coincide with the opening of the Company’s quarterly trading window periods. Consequently, equity awards, if any, will be granted at the closing price on the third business day following each quarterly earnings announcement. Other than the award to Mr. Merk, the Compensation Committee does not currently anticipate making any equity awards to the other Named Executive Officers in 2008. Any grants to Named Executive Officers and to other employees are paid at the same time. We believe that our procedure for the timing of the granting of equity awards provides the assurance that grant timing is not being manipulated to result in a price that is favorable to our employees.
Benefits
          In general, our practice is to provide commensurate benefits to employees at all levels of our organization. Consistent with this practice, the following are the primary benefits provided to our employees including our Named Executive Officers:
•	health and dental plan;

•	accidental death insurance;

•	401(k) Retirement Plan, provided, however, that the Company is not obligated to match employee contributions and the employee’s participation in the 401(k) Retirement Plan is on a discretionary basis;

•	paid time off and holidays; and

•	continuing education programs to assist employees requiring education to maintain their professional licenses or to obtain a competency in a required Company work skill.
          We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.
          We have chosen the above primary components of our executive compensation program as the elements that will attract, motivate and retain individuals of superior ability and managerial talent and align the long-term interests of our executive officers with our shareholders’ interests.
Termination Benefits and Severance
          Each Named Executive Officer also has entered into an employment agreement with the Company that provides for certain benefits upon (i) certain types of termination of the Named Executive Officer’s employment with our Company and (ii) a change of control of our Company. The Compensation Committee believes these agreements help retain executives and provide for management continuity in the event of an actual or threatened “Change of Control,” as such term is defined in the employment agreements. They also help ensure executive’s interests remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated (a) by us other than for “Cause,” “Death,” “Disability” or “Sufficient Reason,” as such terms are defined in the employment agreements, or (b) by the executive for “Good Reason,” as such term is defined in the employment agreements. In the event the Company chooses to terminate a Named Executive Officer without “Cause,” “Death,” “Disability” or “Sufficient Reason,” we are required to pay the executive the amounts described in the table below:

Executive	Amount Executive Is Entitled To Upon a Termination of Employment By (1) Us Other Than For Cause, Death, Disability or Sufficient Reason, As Applicable, or (2) Executive For Good Reason

Dr. Green	Base Salary through the date of such termination and for a period of two years after such termination.

Mr. Black, Mr. Merk and Dr. Summa	Base Salary through the date of such termination and for a period of one year after such termination, plus up to $10,000 in outplacement services from an agent to be selected by the Company.

Mr. Shlaes	Base Salary through the date of such termination and for a period of one year after such termination.

Mr. Ward	A lump sum severance payment equal to the amount that Mr. Ward would have been paid in salary under his contract from the date of termination through February 13, 2009.
          The Company believes that these benefits are an important part of an overall compensation package that helps to attract and retain talented executives. Please refer to “Executive Officer Compensation — Narrative Disclosure to Summary Compensation Table and Grants — Employment Agreements” for more information related to the employment contracts. This summary of certain of the material terms of these employment agreements is qualified in its entirety to the entire agreements which are filed with the Securities and Exchange Commission when we entered into them, with the exception of Mr. Merk’s employment agreement, which will be included as an exhibit to the Company’s Form 10-Q to be filed in May 2008.
          As discussed in more detail in “Executive Officer Compensation — 2007 Potential Payments Upon Termination or Change of Control,” upon a “Change of Control,” as such term is defined in each of our Equity Plans (as hereinafter defined), or termination of employment by “Death” or “Disability,” as such terms are defined in our Omnibus Plan, all options to purchase Common Shares granted thereunder to the Named Executive Officers vest immediately.
Anticipated Changes in Executive Compensation
          Our executive compensation programs will continue in their current form until such time as the Compensation Committee determines in its discretion that revisions to our current plans or replacement plans are advisable.

EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
          The following table sets forth information regarding the compensation earned during fiscal years 2007 and 2006 by: (i) the Company’s President and Chief Executive Officer, (ii) the Company’s Vice President of Finance and Chief Financial Officer, (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2007, and (iv) two former executive officers who would have been included in (iii) if they had been employed by the Company at the end of the fiscal year.

				Stock	Option
				Awards	Awards	All Other
		Salary	Bonus	($)	($)	Compensation	Total ($)
Name and Principal Position	Year	($)	($)	(8)	(8) (9) (10)	($)	(11)

Dr. Jeffrey A. Green	2007	220,000	—	—	46,635		266,635
President, Chief Executive	2006	216,920	—	—	53,970		270,890
Officer and Director (PEO)

Terry C. Black	2007	173,538	—	—	20,083		193,621
Chief Operating Officer and	2006	154,160	5,000 (6)	10,000 (6)	22,638		191,798
Assistant Secretary (1)

Raymond J. Merk (2)	2007	130,961	—	37,250 (7)	—		168,211
Vice President of Finance,	2006	—	—	—	—		—
Chief Financial Officer and Treasurer (PFO)

Marc J. Shlaes (3)	2007	67,692	—	—	(8,145)	89,846 (3)	150,354
Former Vice President of	2006	157,540	—	—	22,332		179,872
Product Strategy

Dr. Wolfgang Summa (4)	2007	157,104	—	—	(8,145)	27,164 (4)	176,123
Former Vice President of	2006	211,100 (5)	—	—	26,250		237,350
Strategic Business
Relationships

Jim Bob Ward	2007	140,000	—	—	—		140,000
Executive Vice President of	2006	121,000	—	—	—		121,000
Market and Client Strategy

(1)	Mr. Black was appointed as the Company’s Chief Operating Officer and Assistant Secretary on August 10, 2007.

(2)	Mr. Merk was appointed as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer on August 10, 2007.

(3)	Mr. Shlaes employment with the Company was terminated on June 1, 2007. Pursuant to the terms of his employment agreement, Mr. Shlaes is entitled to receive his base salary for a period of one year until June 2008. Mr. Shlaes received $89,846 in severance payments in 2007.

(4)	Dr. Summa resigned from his position with the Company effective September 1, 2007. Pursuant to the terms of the non-competition and nondisclosure provisions contained in Dr. Summa’s employment agreement and related requirements under German law, Dr. Summa is entitled to continue to receive up to 50 percent of his monthly salary for 18 months following his resignation, subject to certain adjustments and further subject to Dr. Summa’s compliance with the non-competition and nondisclosure provisions contained therein. Dr. Summa received $27,164 (19,817 euro) in severance payments in 2007.

(5)	Dr. Summa’s base salary for each of 2007 and 2006 was 169,000 euro. Based on the average exchange rate between the United States dollar and the euro during 2007 and 2006, Dr. Summa’s 2007 salary of 169,000 euro was the equivalent of U.S. $232,000 and his 2006 salary of 169,000 euro was the equivalent of U.S. $223,000.

(6)	During 2006, the Compensation Committee approved a one-time bonus of $15,000 to Mr. Black for his efforts associated with the acquisition of ClickFind, Inc. With the permission of the Compensation Committee, $5,000 of the bonus was paid in cash and Mr. Black elected to receive restricted Common Shares with a value equal to the remaining $10,000 in lieu of a cash bonus award. As such, on May 11, 2006, Mr. Black was granted 1,364 restricted Common Shares in 2006 with a grant date fair value of $7.33 per share for which $10,000 of stock compensation expense was recorded for the year ended December 31, 2006.

(7)	On November 10, 2006, Mr. Merk was granted 10,000 restricted Common Shares with a grant date fair value of $4.47 per share for which $37,250 of stock compensation expense was recorded for the year ended December 31, 2007.

(8)	The dollar values described above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure.

(9)	The option awards and the dollar values included in the option awards column for the year ended December 31, 2007 are as follows: stock option compensation expense recorded for Dr. Green for the year ended December 31, 2007, was $46,635 ($13,575 of expense for stock options granted in 2003 with a grant date fair value of $3.62 per share and $33,060 of expense for stock options granted in 2004 with a grant date fair value of $7.35 per share); stock option compensation expense recorded for Mr. Black for the year ended December 31, 2007, was $20,083 ($8,145 of expense for stock options granted in 2003 with a grant date fair value of $3.62 per share and $11,938 of expense for stock options granted in 2004 with a grant date fair value of $6.37 per share); stock option compensation expense recorded for Mr. Shlaes for the year ended December 31, 2007, was $(8,145) (this represents the reversal of previously recognized stock compensation expense for stock options granted in 2003 with a grant date fair value of $3.62 which were forfeited as a result of the termination of his employment on June 1, 2007); and stock option compensation expense recorded for Dr. Summa for the year ended December 31, 2007, was $(8,145) (this represents the reversal of previously recognized stock compensation expense for stock options granted in 2003 with a grant date fair value of $3.62 which were forfeited as a result of his resignation from his position with the Company effective September 1, 2007).

(10)	The grant date fair value of the options granted was determined by using the Black-Scholes option valuation model. The following assumptions were used to estimate the fair value of the options granted using the Black-Scholes option valuation model:

	Year Ended December 31,
	2004	2003
Weighted-average risk free interest rate	4.1%	4.3%
Weighted-average volatility of the expected market price of the Common Shares	1.01	1.15
Dividend yield	0.0%	0.0%
Weighted-average expected life of option	8 years	7 years
(11)	No other compensation, perquisites or other personal benefits were received by the Named Executive Officers.

2007 Grants of Plan-Based Awards Table
          There were no grants of equity-based awards to any of our Named Executive Officers during the fiscal year ended December 31, 2007.
Narrative Disclosure To Summary Compensation Table and Grants
Employment Agreements
          We are party to an employment agreement with each of our Named Executive Officers. Each employment agreement sets forth the terms of that officer’s employment, including among other things, salary, benefits, termination provisions, and certain restrictive covenants. Certain material terms of each executive officer’s employment agreement are described below. For additional terms, including post-termination and restrictive covenants see “Other Potential Post-Employment Payments.”
          Dr. Jeffrey A. Green. In February 2001, we entered into an employment agreement with Dr. Green providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $180,000 per year, to be reviewed at least annually by the Compensation Committee. Currently, the base salary provided for Dr. Green pursuant to this agreement is $220,000 per year. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to our executives and/or employees. Dr. Green’s employment may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for “good reason.” “Good reason” for such termination will exist if at any time, (1) there is a material breach of Dr. Green’s employment agreement by the Company, (2) shareholders fail to elect Dr. Green to the Board of Directors or Dr. Green is otherwise removed from the Board of Directors, and (3) except in connection with the termination of Dr. Green’s employment in strict compliance with the terms of the agreement, the Board of Directors (a) fails to elect Dr. Green to his current executive position, (b) fails to vest Dr. Green with the powers and authority customarily associated with his current position or (c) significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green’s employment is terminated in connection with a sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment without good reason, or if he is terminated for “cause,” then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. “Sufficient reason” shall mean a good faith determination that the employee failed to adequately perform his duties as an officer or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions, which under certain conditions continue for a period of up to twenty-four months following a termination of Dr. Green’s employment.

          Terry C. Black. In February 2001, we entered into an employment agreement with Mr. Black providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $125,000 per year, to be reviewed at least annually by the Compensation Committee. Currently, the base salary provided for Mr. Black pursuant to this agreement is $180,000 per year. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to our executives and/or employees. Mr. Black’s employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for “good reason.” If Mr. Black terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black’s employment is terminated in connection with a sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. Mr. Black also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Black’s employment.
          Raymond J. Merk. In April 2008, we entered into an employment agreement with Mr. Merk providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $150,000 per year, to be reviewed at least annually by the Compensation Committee. Effective August 10, 2008, the base salary to be provided for Mr. Merk pursuant to this agreement will be $155,000 per year. Bonuses may be paid to Mr. Merk at the discretion of the Compensation Committee. The agreement also provides Mr. Merk with the right to participate in all benefits plans made available to our executives and/or employees. Mr. Merk’s employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Merk is entitled to terminate his employment for “good reason.” If Mr. Merk terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Merk’s employment is terminated in connection with a sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Merk terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Merk’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. Mr. Merk also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Merk’s employment.

          Dr. Wolfgang Summa. In December 2000, Dr. Summa signed an employment agreement with our German subsidiary, DATATRAK Deutschland GmbH, providing for an initial term of four years. This agreement was terminated in September 2007 as a result of Dr. Summa’s resignation from his position with the Company. Pursuant to the terms of the non-competition and nondisclosure provisions contained in Dr. Summa’s employment agreement and related requirements under German law, Dr. Summa will continue to receive up to 50 percent of his monthly salary for 18 months following his resignation, subject to certain adjustments and further subject to Dr. Summa’s compliance with the non-competition and nondisclosure provisions contained therein. The base salary initially provided for in the employment agreement was 107,370 euro (approximately U.S. $110,000 on the date of the agreement) per year, which was reviewed at least annually by the Compensation Committee. During his employment, Dr. Summa was eligible to receive bonuses to be paid at the discretion of the Compensation Committee. The agreement also provided Dr. Summa with the right to participate in all benefits plans made available to our executives and/or employees. Pursuant to the agreement, Dr. Summa’s employment could be terminated with or without cause or upon his death or disability. Additionally, Dr. Summa was entitled to terminate his employment for “good reason.” If Dr. Summa had terminated his employment for good reason, he would have been entitled to receive his base salary for a period of one year following the date of such termination. If Dr. Summa’s employment was terminated in connection with the sale of our business, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment was terminated without cause, he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination.
          Marc J. Shlaes. In March 2003, we entered into an employment agreement with Mr. Shlaes providing for an initial term of one year. This agreement was terminated in connection with the termination of Mr. Shlaes’ employment in June 2007. In connection with his termination, Mr. Shlaes will continue to receive his base salary for a period of one year until June 2008. Mr. Shales salary for 2007 was $160,000 per year. Mr. Shlaes also agreed to certain noncompetition and nondisclosure provisions, which will continue under certain conditions for a period up to fifteen months following the termination of Mr. Shlaes’ employment. The base salary initially provided for in the employment agreement was $145,000 per year and was reviewed at least annually by the Compensation Committee. During his employment with the Company, Mr. Shlaes was eligible to receive bonuses to be paid at the discretion of the Compensation Committee. The agreement also provided Mr. Shlaes with the right to participate in all benefits plans made available to our executives and/or employees. Pursuant to the agreement, Mr. Shlaes’ employment could be terminated with or without cause or upon his death or disability. Additionally, Mr. Shlaes was entitled to terminate his employment for any or no reason. If Mr. Shlaes voluntarily terminated his employment, all obligations under his employment would have ceased to exist. If Mr. Shlaes’ employment was terminated in connection with the sale of our business, he would have been entitled to continue to receive his base salary for one year following the date of such termination.
          Jim Bob Ward. In February 2006, we entered into an employment agreement with Mr. Ward to serve as the Vice President of eClinical Development (effective March 31, 2008, Mr. Ward’s official title is Executive Vice President of Market and Client Strategy). The agreement provides a three-year term of employment at a minimum base salary of $140,000 per year. During the three-year term, Mr. Ward remains an at-will employee. The agreement provides that Mr. Ward will be eligible to participate in annual bonus awards, if any, as determined from time to time in the sole discretion of the Board of Directors or the Compensation Committee. Pursuant to the terms of the agreement, Mr. Ward will be entitled to participate in our employee benefit plans as in effect from time to time on the same basis as similarly situated employees of the Company. The agreement further provides for a severance payment equal to the amount that Mr. Ward would have been paid in contractual salary from the date of termination through the three year anniversary of the consummation of the merger, in the event that the Company terminates Mr. Ward’s employment without cause or Mr. Ward resigns for “good reason,” during the employment term. For the purpose of Mr. Ward’s agreement, “cause” is defined as the employee’s (i) willful or continuing failure to perform substantially the employee’s duties with the Company which is not cured within thirty days following the written detailed notice describing the action constituting “failure to perform”; (ii) commission of, or plea of guilty or no contest to a (a) felony or (b) crime involving moral turpitude; (iii) willful malfeasance or misconduct which is demonstrably injurious to the Company; or the (iv) breach of the material terms of the employment agreement. Mr. Ward’s agreement also contains certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period of 36 months following a termination of Mr. Ward’s employment.

2007 Outstanding Equity Awards at Fiscal Year-End Table
          The following table and related notes and discussion summarize certain information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2007, presented in accordance with SEC rules.

	Number of	Number of
	Securities	Securities				Market
	Underlying	Underlying	Option		Number of	Value of
	Options	Options	Exercise	Option	Shares That	Shares That
	(#)	(#)	Price	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date	Vested	Vested
Dr. Jeffrey A. Green (1)	130,000	—	2.42	12/9/2009	—	—
	33,750	—	1.85	6/4/2012	—	—
	16,500	—	4.05	12/23/2013	—	—
	9,000	9,000	7.35	12/28/2014	—	—
Terry C. Black (2)	46,875	—	2.42	12/9/2009	—	—
	11,720	—	1.85	6/4/2012	—	—
	10,500	—	4.05	12/23/2013	—	—
	3,750	3,750	7.35	12/28/2014	—	—
Raymond J. Merk	—	—	—	—	—	—
Marc J. Shlaes (3)	—	—	—	—	—	—
Dr. Wolfgang Summa (4)	—	—	—	—	—	—
Jim Bob Ward	—	—	—	—	—	—

(1)	Dr. Green’s remaining unvested options vest on December 28, 2008.

(2)	Mr. Black’s remaining unvested options vest on December 28, 2008.

(3)	All of Mr. Shlaes unexercised options were forfeited as a result of the termination of his employment on June 1, 2007.

(4)	All of Dr. Summa’s unexercised options were forfeited as a result of his resignation effective September 1, 2007.

2007 Option Exercises and Stock Vested Table
          The following table and related notes and discussion summarize certain information with respect to the exercise of options to purchase Common Shares and the vesting of other stock awards by the Named Executive Officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#) (1)	on Vesting ($) (2)
Dr. Jeffrey A. Green	—	—	—	—
Terry C. Black	—	—	1,364 (3)	6,670
Raymond J. Merk	—	—	10,000 (4)	20,000
Marc J. Shlaes	—	—	—	—
Dr. Wolfgang Summa	—	—	—	—
Jim Bob Ward	—	—	—	—

(1)	Restricted Common Shares issued pursuant to the Company’s Omnibus Plan.

(2)	The value realized on the vesting of the stock awards is determined by multiplying the number of shares or stock by the market value of the underlying shares on the vesting date.

(3)	On June 11, 2007, Mr. Black disposed of 590 of the Restricted Common Shares reflected in the table above to satisfy his projected tax liability upon the vesting of the Restricted Common Shares.

(4)	On December 12, 2007, Mr. Merk disposed of 5,361 of the Restricted Common Shares reflected in the table above to satisfy his projected tax liability upon the vesting of the Restricted Common Shares.

Other Potential Post-Employment Payments
2007 Potential Payments Upon Termination Or Change Of Control Table
          The following table and related notes and discussion summarize certain information related to the total potential payments upon termination or change of control for each of the Named Executive Officers as of December 31, 2007. Please also refer to “Compensation Discussion and Analysis — Termination Benefits and Severance,” “Executive Officer Compensation — Narrative Discussion to Summary Compensation Grants — Employment Agreements,” and “Certain Related Party Transactions — ClickFind Merger” for additional disclosure related to potential payments upon termination or change of control.
          The amounts shown assume that such termination was effective as of December 31, 2007, the last business day of 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from our Company.

Before
		Change of	After Change
		Control	of Control	Voluntary
		Termination	Termination	Termination
		w/o Cause or	w/o Cause or	or
Name and Principal		for Good	for Good	Termination			Sufficient
Position	Benefit	Reason(1) (2)	Reason(1) (2)	For Cause	Death	Disability	Reason (1)

Dr. Jeffrey A. Green	Severance -
President, Chief Executive	total value (base salary only)	$440,000	$220,000	—	—	—	$220,000
Officer and Director (PEO)

Terry C. Black	Severance -
Chief Operating	total value	$180,000	$180,000	—	—	—	—
Officer and Assistant	(base salary only)
Secretary
Outplacement
Services --
	total value	$10,000	$10,000	--- -	—	—	—

Raymond J. Merk	Severance -
Vice President of	total value	$150,000	$150,000	—	—	—	—
Finance,Chief	(base salary only)
Financial Officer and
Treasurer (PFO) (3)
Outplacement
Services --
	total value	$10,000	$10,000	--- --	—	—	—

Jim Bob Ward	Severance -
Executive Vice	total value	$158,000 (6)	$158,000 (6)	—	—	—	—
President of Market	(base salary only)
and Client Strategy

Mark J. Shlaes		—	—	—	—	—	—
Former Vice President of Product Strategy (4)
Dr. Wolfgang Summa		—	—	—	—	—	—
Former Vice President of Strategic Business Relationships (5)

(1)	Each Named Executive Officer has an employment agreement with the Company that provides severance pay in case of certain termination events as follows: (i) Dr. Green is entitled to two years of severance in case of termination without cause or termination for good reason unrelated to a change in control. In the event of termination related to a change in control Dr. Green is entitled to receive one year of severance pay. In addition, Dr. Green’s employment agreement contains a “sufficient reason” provision relating primarily to performance criteria whereby the Company may terminate Dr. Green’s employment based on a majority vote of the Board of Directors resulting in one year of severance pay to Dr. Green; (ii) Messrs. Black and Merk are entitled to one year of severance pay in case of termination without cause, termination for good reason or termination related to a change in control; and (iii) Mr. Ward is entitled to severance pay through February 13, 2009 from the date of termination in case of termination without cause or termination for good reason. All severance payments to the Named Executive Officers are to be paid over the severance period as part of the Company’s ongoing payroll process except for Mr. Ward who is entitled to a lump-sum payment on the second month anniversary of his termination date.

(2)	The Named Executive Officers may participate in the (i) Amended and Restated 1996 Key Employee and Consultants Stock Option Plan, as amended (the “1996 Key Employee Stock Option Plan”) and (ii) the 2005 Omnibus Equity Plan (the “Omnibus Plan”). With respect to our 1996 Key Employee Stock Option Plan, all Options to purchase Common Shares granted thereunder to the Named Executive Officer vest immediately upon a “Change of Control” as such term is defined in the respective plan. Additionally, with respect to our Omnibus Plan, all Stock Options to purchase Common Shares granted thereunder to the Named Executive Officer vest immediately upon such Named Executive Officer’s termination by “Death,” “Disability,” or “Retirement,” as such terms are defined in our Omnibus Plan. Under the Omnibus Plan, all awards become vested upon a “Change of Control,” as such term is defined in our Omnibus Plan. The calculations in the table above do not include the value of any unvested options as the vesting of the executives’ remaining unvested options would result in a negative value to the executives due to the fact that the exercise price of the options exceeds the market price on December 31, 2007 of the Common Shares underlying the options.

(3)	The table above assumes that Mr. Merk’s employment agreement was effective as of December 31, 2007. Mr. Merk entered into an employment agreement effective April 14, 2008.

(4)	Mr. Shlaes’ employment was terminated in June 2007. In connection with his termination, Mr. Shlaes will continue to receive his base salary for a period of one year until June 2008. Mr. Shlaes’ salary for 2007 was $160,000.

(5)	Dr. Summa resigned from his position with the Company effective September 2007. Pursuant to the terms of the non-competition and nondisclosure provisions contained in Dr. Summa’s employment agreement and related requirements under German law, Dr. Summa will continue to receive up to 50 percent of his monthly salary for 18 months following his resignation, subject to certain adjustments and further subject to Dr. Summa’s compliance with the non-competition and nondisclosure provisions contained in his employment agreement. Dr. Summa’s base salary for 2007 was 169,000 euro.

(6)	Pursuant to his employment agreement, in the event that Mr. Ward is terminated without cause or resigns with good reason, he is entitled to a lump sum severance payment equal to the amount of salary that he would have received based on his employment agreement from the date of termination through February 13, 2009.

Director Compensation
          Under the Director compensation program in place for the first three quarters of fiscal year 2007, each continuing non-management Director was to receive annual payments of $16,000 in cash and $16,000 in Common Shares. Mr. Birch, our sole new non-management Director in 2007, was to receive $16,000 in cash and up to $24,000 in Common Shares for his first year of service and thereafter was to be compensated at the regular rate. The chair of our Audit Committee received an additional annual payment of $4,000 in Common Shares and the chairs of our Compensation Committee and Nominating and Corporate Governance Committees each received an additional annual payment of $2,000 in Common Shares. All of the annual payments were paid on a quarterly basis. Further, a retiring Director who had served on our Board for at least five years and agreed to be available for limited consulting for a period of one year after his retirement was entitled to receive up to $16,000 in Common Shares. In addition, each non-management Director was paid a fee, payable quarterly in Common Shares in arrears, ranging from $500 to $1,000 per each attended meeting of our Board or a Committee. Directors were not paid for a Committee meeting when that meeting coincided with a quarterly Board meeting. Directors also received reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. For purposes of Director payments in Common Shares, the Common Shares were valued at the closing price on the third business day following each quarterly earnings announcement and the Common Shares were issued on that same day.
          During the fourth quarter of 2007, the Board of Directors decided that it would be in the best interest of the Company to conserve cash by modifying the existing Director compensation program which consisted of payments in the form of cash and vested stock to non-management Directors. Under the new Director compensation program, each Director will receive an annual retainer payable solely in stock options with a value of $32,000. Under the new Director compensation plan, each new non-management Director will receive an annual retainer payable in stock options with a value of between $32,000 and $48,000 for their first year of service. Mr. Birch, as the sole new non-management Director in fiscal 2007, was entitled to receive options with a value of $10,000 per quarter ($40,000 on an annual basis) for the fourth quarter of 2007 and the first quarter of 2008. Going forward, Mr. Birch will receive the same retainer as other non-management Directors. The chair of our Audit Committee will receive an additional annual payment of $4,000 in stock options and the chairs of our Compensation Committee and Nominating and Corporate Governance Committees will receive an additional annual payment of $2,000 in stock options. All of the annual payments will be paid on a quarterly basis. In addition, each non-management Director will be paid a fee, payable quarterly in stock options in arrears, ranging from $500 to $1,000 per each attended meeting of our Board or a Committee. Directors will not be paid for a Committee meeting when that meeting coincides with a quarterly Board meeting. Directors will also receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. For purposes of Director payments in stock options, the stock options are valued at the closing price on the third business day following each quarterly earnings announcement. The aggregate number of stock options granted to Directors in each quarter shall not exceed 42,000 shares. In the event that the aggregate value of Director compensation for the quarter would, according to the above methodology, result in the issuance of greater than 42,000 options in the aggregate, each Director’s option shall be proportionately reduced (based on each Director’s compensation for the quarter as a percent of the whole) so that the total option shares granted equals 42,000.
          The following table and related notes and discussion summarize certain information concerning the annual or long-term compensation for services in all capacities, for the fiscal year ended December 31, 2007, to DATATRAK’s non-management Directors.

	Fees Earned or Paid	Stock Awards	Option Awards ($)
Name	in Cash ($)(1)	($)(2) (3) (4)	($)(5)	Total ($)(2) (4) (13)
Laurence P. Birch (6)(7)	8,000	16,502	13,819	38,321
Timothy G. Biro (8)	12,000	27,003	12,898	51,901
Seth B. Harris (9)	12,000	21,004	11,516	44,520
Dr. Jerome H. Kaiser (10)	12,000	26,001	11,055	49,056
Dr. Mark J. Ratain (11)	12,000	24,500	11,055	47,555
Dr. Robert M. Stote (12)	12,000	21,000	11,055	44,055

(1)	Fees earned or paid in cash represent the aggregate cash annual payment to each continuing non-management Director paid or earned during fiscal year 2007.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 in accordance with FAS 123(R).

(3)	Stock awards represent the aggregate (i) stock awards to each continuing non-management Director and (ii) annual payments to each Chairman of the Audit, Compensation, and Nominating and Corporate Governance Committees in accordance with the table above paid on a quarterly basis. Stock award expense recorded for Mr. Birch for the year ended December 31, 2007, was $16,502 ($6,001 of expense for 1,193 shares awarded with a grant date fair value of $5.03 per share; and $10,501 of expense for 3,443 shares awarded with a grant date fair value of $3.05 per share); stock award expense recorded for Mr. Biro for the year ended December 31, 2007, was $27,003 ($7,502 of expense for 1,451 shares awarded with a grant date fair value of $5.17 per share; $10,000 of expense for 1,988 shares awarded with a grant date fair value of $5.03 per share; and $9,501 of expense for 3,115 shares awarded with a grant date fair value of $3.05 per share); stock award expense recorded for Mr. Harris for the year ended December 31, 2007, was $21,004 ($6,002 of expense for 1,161 shares awarded with a grant date fair value of $5.17 per share; $7,002 of expense for 1,392 shares awarded with a grant date fair value of $5.03 per share; and $8,000 of expense for 2,623 shares awarded with a grant date fair value of $3.05 per share); stock award expense recorded for Dr. Kaiser for the year ended December 31, 2007, was $26,001 ($6,499 of expense for 1,257 shares awarded with a grant date fair value of $5.17 per share; $12,002 of expense for 2,386 shares awarded with a grant date fair value of $5.03 per share; and $7,500 of expense for 2,459 shares awarded with a grant date fair value of $3.05 per share); stock award expense recorded for Dr. Ratain for the year ended December 31, 2007, was $24,500 ($6,002 of expense for 1,161 shares awarded with a grant date fair value of $5.17 per share; $10,498 of expense for 2,087 shares awarded with a grant date fair value of $5.03 per share; and $8,000 of expense for 2,623 shares awarded with a grant date fair value of $3.05 per share); and stock award expense recorded for Dr. Stote for the year ended December 31, 2007, was $21,000 ($5,501 of expense for 1,064 shares awarded with a grant date fair value of $5.17 per share; $8,999 of expense for 1,789 shares awarded with a grant date fair value of $5.03 per share; and $6,500 of expense for 2,131 shares awarded with a grant date fair value of $3.05 per share).

(4)	All of our Directors stock awards are fully vested and are reflected in each Director’s entry contained in the “Security Ownership of Certain Beneficial Holders and Management” table.

(5)	The grant date fair value of the options granted was determined by using the Black-Scholes option valuation model. The following assumptions were used to estimate the fair value of the options granted using the Black-Scholes option valuation model: (i) weighted-average risk free interest rate, 4.28%; (ii) weighted-average volatility of the expected market price of the Common Shares, 0.84; (iii) dividend yield, 0%; and (iv) weighted-average expected life of option, seven years. Stock option award expense recorded for Mr. Birch for the year ended December 31, 2007 was $13,819 (8,129 shares awarded with a grant date fair value of $1.70); stock option award expense recorded for Mr. Biro for the year ended December 31, 2007 was $12,898 (7,587 shares awarded with a grant date fair value of $1.70 per share); stock option award expense recorded for Mr. Harris for the year ended December 31, 2007 was $11,516 (6,774 shares awarded with a grant date fair value of $1.70 per share); stock option award expense recorded for Dr. Kaiser for the year ended December 31, 2007 was $11,055 (6,503 shares awarded with a grant date fair value of $1.70 per share); stock option award expense recorded for Dr. Ratain for the year ended December 31, 2007 was $11,055 (6,503 shares awarded with a grant date fair value of $1.70 per share; and stock option award expense recorded for Mr. Stote for the year ended December 21, 2007 was $11,055 (6,503 shares awarded with a grant date fair value of $1.70 per share).

(6)	Effective as of the close of business on April 16, 2007, our Board of Directors appointed Mr. Laurence P. Birch as Class I Director. Mr. Birch’s compensation for his service as a Director will be consistent with that of the Company’s other Directors who are not employees or consultants of the Company, provided, however, that during Mr. Birch’s first year of service as a Director, Mr. Birch such additional compensation as described above.

(7)	As of December 31, 2007, Mr. Birch had 8,129 exercisable stock options with a per share exercise price of $2.20.

(8)	As of December 31, 2007, Mr. Biro had 110,712 exercisable stock options with various per share exercise prices as follows: (i) 37,500 options at $1.97; (ii) 7,587 options at $2.20; (iii) 18,750 options at $2.50; (iv) 15,000 options at $2.79; (v) 2,250 options at $2.92; (vi) 18,750 options at $3.46; and (vii) 10,875 options at $7.56.

(9)	As of December 31, 2007, Mr. Harris had 128,649 exercisable stock options with various per share exercise prices as follows: (i) 18,750 options at $1.33 (ii) 37,500 options at $1.97; (iii) 6,774 options at $2.20; (iv) 18,750 options at $2.50; (v) 15,000 options at $2.79; (vi) 2,250 options at $2.92; (vii) 18,750 options at $3.46; and (viii) 10,875 options at $7.56.

(10)	As of December 31, 2007, Dr. Kaiser had 107,378 exercisable stock options with various per share exercise prices as follows: (i) 18,750 options at $1.33 (ii) 37,500 options at $1.97; (iii) 6,503 options at $2.20; (iv) 15,000 options at $2.42; (v) 18,750 options at $3.46; and (vi) 10,875 options at $7.56.

(11)	As of December 31, 2007, Dr. Ratain had 112,878 exercisable stock options with various per share exercise prices as follows: (i) 18,750 options at $1.33 (ii) 37,500 options at $1.97; (iii) 6,503 options at $2.20; (iv) 18,750 options at $2.50; (v) 3,250 options at $2.79; (vi) 18,750 options at $3.46; and (vii) 9,375 options at $7.56.

(12)	As of December 31, 2007, Dr. Stote had 51,878 exercisable stock options with various per share exercise prices as follows: (i) 6,503 options at $2.20; (ii) 15,000 options at $2.79; (iii) 2,250 options at $2.92; (iv) 18,750 options at $3.46; and (v) 9,375 options at $7.56.

(13)	There were no outstanding unexercisable stock options for any Board member as of December 31, 2007.
Compensation Committee Interlocks and Insider Participation
          During our 2007 fiscal year, our Compensation Committee has consisted of Messrs. Harris and Biro and Drs. Ratain and Stote, none of whom is a present or past employee or officer of our Company or any of our subsidiaries. None of our executive officers has served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.
AUDIT COMMITTEE REPORT
          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other DATATRAK filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent DATATRAK specifically incorporates this Report by reference therein.
          The Audit Committee oversees DATATRAK’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.
          Management has the primary responsibility for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.
          In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).
          In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to their the firm’s independence. The Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and management and considered the compatibility of non-audit services with the registered public accounting firm’s independence.
          The Audit Committee discussed with DATATRAK’s financial management and independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of our financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.
          Based on the reviews and discussions referred to above, upon recommendation of the Audit Committee and approval of the Board of Directors, the audited financial statements were included in the DATATRAK’s Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the Securities and Exchange Commission on March 17, 2008.

THE AUDIT COMMITTEE Timothy G. Biro (Chairman) Laurence P. Birch Dr. Jerome H. Kaiser

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. During the fiscal years ended December 31, 2007 and December 31, 2006, Ernst & Young LLP provided us with various audit and non-audit services. Set forth below are the aggregate fees for services billed, on a consolidated basis, by Ernst & Young LLP for providing the services indicated for the fiscal years ended December 31, 2007 and December 31, 2006:

	Year End	Year End
	December 31, 2007	December 31, 2006
Audit fees (1)	$369,350	$357,300
Audit-Related fees (2)(5)	—	—
Tax fees (3)(5)	—	—
All Other Fees (4)(5)	$1,625	—
Total	$370,975	$357,300

(1)	Includes fees and expenses related to the fiscal year audit, quarterly reviews, interim review, consents in respect of Securities and Exchange Commission filings, and audit of internal controls under Sarbanes-Oxley notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Assurance and related services that are reasonably related to the performance of the audit or review of the financial statement and not reported under audit fees.

(3)	Tax compliance, tax advice and tax planning.

(4)	All other services not reported under (1) through (3) above.

(5)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.
     Prior to each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year.
     The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent registered public accounting firm when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. All of the services described above for our 2007 fiscal year were pre-approved by the Audit Committee.
     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

EQUITY COMPENSATION PLAN INFORMATION
          The following table sets forth information concerning Common Shares authorized or available for issuance under our equity compensation plans as of the December 31, 2007.

Number of
Securities
Remaining
	Number of	Weighted-	Available for
	Securities to be	Average Exercise	Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))
	(a)	(b)	(c)(3)
Equity compensation plans approved by shareholders	1,148,110	$3.27	187,000
Equity compensation plans not approved by shareholders (1) (2)	343,423	$5.87
Total	1,491,533	$3.87	187,000

(1)	The terms of our August 2003 private placement of 903,750 Common Shares required the issuance of warrants to purchase Common Shares at $3.20 per share as payment for services performed by certain placement agents related to our private placement. There were 15,680 of these warrants outstanding at December 31, 2007. The warrants are fully vested as of the date of grant and expire August 8, 2008.

(2)	The terms of our March 2007 private placement of 1,986,322 Common Shares required the issuance of 297,949 warrants to purchase additional Common Shares to certain purchasers at $6.00 per share. An additional 29,795 warrants were issued at $6.00 per share to the placement agents who assisted the Company in the private placement.

(3)	The table excludes 205,500 shares reserved for future grants under previously established share option plans which are not expected to be granted.

PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2005 OMNIBUS EQUITY PLAN
          Shareholders will be asked at the Annual Meeting to vote on a proposal to approve an amendment to increase the number of common shares authorized for issuance under the Company’s 2005 Omnibus Equity Plan (the “Omnibus Plan”) from 350,000 Common Shares to 1,000,000 Common Shares.
          The Omnibus Plan was approved by the Compensation Committee (and further approved and adopted by the Board of Directors) on May 3, 2005 and approved by the Company’s shareholders on July 22, 2005. As of April 21, 2008, there were only 145,092 Common Shares available for future grant under the Omnibus Plan. The purpose of the Omnibus Plan is to attract and retain skilled and qualified officers, employees and directors by providing long-term incentive compensation opportunities competitive with those made available by other companies, motivate participants to achieve the long-term success and growth of the Company, facilitate ownership of shares of the Company and align the interests of the participants with those of the Company’s shareholders.
Significant Changes
          During the fourth quarter of 2007, the Board of Directors decided that it would be in the best interest of the Company to conserve cash by modifying the existing Director compensation program to provide for the issuance of stock option awards rather than cash and vested stock awards to non-employee Directors. It is anticipated that approximately 42,000 shares will be issued each quarter under the Omnibus Plan in connection with the new Director compensation plan. Accordingly, the Compensation Committee and the Board of Directors approved the authorization of an amendment to increase the number of Common Shares available for issuance under the Omnibus Plan to 1,000,000 in order to continue to have access to a sufficient pool of Common Shares for Director grants as well as attracting and retaining officers and employees of the Company.
General Plan Information
          The Omnibus Plan is the Company’s primary share-based award program for covered employees and Directors. The Omnibus Plan provides the Company with flexibility to grant a variety of share-based awards. The Omnibus Plan also permits the Company to grant performance-based awards that comply with Section 162(m) of the Internal Revenue Code (the “Code”).
Administration
          The Omnibus Plan is administered by the Compensation Committee on the basis of a plan year ending on December 31. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, an “outside director” as set forth in Section 162(m) of the Code, and an “independent director” under The NASDAQ Stock Market Marketplace Rules. The Compensation Committee’s authority under the Omnibus Plan includes, but is not limited to, the authority to: (i) grant awards under the Omnibus Plan; (ii) select the officers, employees and eligible Directors to whom awards are granted; (iii) determine the types of awards granted and the timing of such awards; (iv) determine whether an award is, or is intended to be, “performance-based compensation” within the meaning of 162(m) of the Code; (v) determine or modify the terms and conditions of any award, to the extent not inconsistent with the terms of the Omnibus Plan and any operative employment or other agreement; (vi) determine whether any conditions or objectives relating to awards have been met; (vii) adopt, alter and repeal such administrative rules, guidelines, practices and administrative forms governing the Omnibus Plan as it deems advisable; (viii) construe, interpret, administer and implement the terms of the Omnibus Plan, any award and related agreements; (ix) correct any defect, supply any omission and reconcile any inconsistency in or between the Omnibus Plan, any award and related agreements; (x) prescribe any legends to be affixed to certificates representing Common Shares or other interests granted or issued under the Omnibus Plan; (xi) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement; (xii) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Omnibus Plan; and (xiii) otherwise supervise the administration of the Omnibus Plan securities to be offered.
Securities Offered under the Omnibus Plan
          The Omnibus Plan provides for several types of share-based awards. These are Performance Shares, Restricted Shares and Restricted Shares Units (together, “Incentive Awards”), Common Shares, Stock Options and Stock Appreciation Rights. Awards are contingent upon participants’ execution of award agreements prescribed by the Compensation Committee.
          Common Shares are unrestricted common shares of the Company. Common Shares may only be awarded to Directors in consideration of services rendered to the Company in their role as Directors.
          Performance Shares are the right to receive a specified number of Common Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Compensation Committee may determine. At the time of grant of a Performance Share award, the Compensation Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the number of Common Shares to be distributed to the participant. The Compensation Committee will also specify the time period or periods during which the performance objectives must be met (the “Performance Period”). The Compensation Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m) of the Code, to the extent applicable, unless the Compensation Committee determines that such requirements should not be satisfied.
          Restricted Shares are an award of Common Shares that are currently issued to a participant subject to forfeiture and transfer and other restrictions that will cease to apply at a future date or dates when specified performance goals have been attained and/or other terms and conditions specified in the applicable award agreement are satisfied. Restricted Shares may be issued to a participant for no consideration or for a purchase price which may be below the underlying shares’ fair market value. Restricted Share Units are Common Shares that will be issued to a participant in the future when specified performance goals have been attained and/or other terms and conditions specified in the applicable award agreement are satisfied. The Compensation Committee may provide that restrictions lapse upon the attainment of specified performance objectives (performance-vested), after the passage of time (time-vested) or upon certain events (such as death, disability or retirement). The Compensation Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse, except that no waiver may apply to a term that is not within the Compensation Committee’s discretion to waive under the Omnibus Plan.
          Stock Appreciation Rights (“SARs”) are awards the holder of which is entitled to Common Shares with a fair market value equal to the amount by which the fair market value of a Common Share on the date of exercise exceeds the exercise price multiplied by the number of SARs exercised. The exercise price is never less than the fair market value of a Common Share on the date of grant.

Plan Benefits
          Because grants under the Omnibus Plan are discretionary, the benefits or amounts that may be received by or allocated to each of the participants are not known. With respect to our non-employee Directors, however, the current compensation program for Directors described under the “Director Compensation” section above contemplates that outside Directors will be awarded stock options on an quarterly basis not to exceed 42,000 shares in the aggregate. The following table sets forth what all of the outside Directors would likely receive in fiscal year 2008 under the Omnibus Plan under the terms of the current director compensation plan (based on our common stock price on April 17, 2008):

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	$189,840	168,000
Eligible Participants
          The Compensation Committee will, from time to time and in its sole and exclusive discretion, determine those employees of the Company and its affiliates who are eligible for awards. In addition, members of the Company’s Board of Directors are eligible for awards.
Option Provisions
          The Compensation Committee may issue Incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the Omnibus Plan. ISOs are intended to meet the requirements for favorable tax treatment under Section 422 of the Code. NQSOs do not meet those requirements.
     Option Price. The option price per share which is the subject of an incentive stock option under the Omnibus Plan will be determined by the Committee at the time of grant but shall not be less than the fair market value of a Common Share on the date the option is granted multiplied by the number of Common Shares subject to the option. The exercise price of ISOs granted to individuals with at least a ten percent (10%) voting interest in the Company or related companies will be 110% of such exercise price.
     Period of Option. The Committee determines when each option is to expire. Options shall not have a term of more than ten (10) years (five (5) years for ISOs granted to individuals with at least a ten percent (10%) voting interest in the Company or related companies). The Compensation Committee may impose a shorter term under the applicable award agreement.
     Limitations on Exercise and Transfer of Options. Any option which is an incentive stock option shall not be transferable other than by will or the laws of descent and distribution, and the option may be exercised during the lifetime of the optionee only by the optionee. All or any portion of an option that is not an incentive stock option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee’s immediate family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s immediate family and (iii) any person or entity who is an “affiliate” of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) that the transferor and the transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.
     Exercise of Option. The Committee may, in its absolute discretion, require that prior to the exercise of all or any part of any option, the optionee must have been an employee or consultant for a specified period after the date such option was granted. Upon completion of the required period or periods, if any, the option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period. Options may be exercised (i) by the optionee giving written notice to the Company of his or her intention to exercise accompanied by full payment of the purchase price in cash or, with the consent of the Committee, in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) by making appropriate arrangements for the satisfaction of tax withholding requirements.
Income Tax Treatment
          The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to participants and the Company should generally be as set forth in the following summary. This summary only addresses income tax consequences for participants and the Company.
          Tax withholding requirements will be satisfied on a mandatory basis. Prior to making distributions, the Company will sell the fewest number of shares necessary for the proceeds to equal the participants’ projected federal, state and local income tax liability arising from the distributions. Projected tax liability is calculated using the maximum marginal rates.
          A grant of Common Shares will be taxable as ordinary income. Common Shares may only be awarded to Directors as compensation for performing directorial duties. Because withholding on Directors’ compensation is not required, the Company does not expect to withhold on grants of Common Shares to Directors.
          There are no Federal income tax consequences to a participant or the Company upon the grant of NQSOs or SARs. When a NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for a NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon a disposition of shares acquired through the exercise of a NQSO, the participant realizes capital gain or loss, measured by the difference between the sales proceeds, and the sum of the amount paid plus the ordinary income recognized upon the exercise of such NQSO. Whether the capital gain or loss is short term or long term depends upon the length of time the shares have been held. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of. The gain realized upon the participant’s disposition of shares acquired under an ISO will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised and the participant is eligible for capital gain tax treatment. If the minimum holding period is not met for capital gain tax treatment, the participant will realize ordinary income and the Company will be entitled to a deduction under rules similar to those affecting NQSOs.

          Generally, no taxes are due upon a grant of Restricted Shares, Restricted Share Units or Performance Shares. An award of Restricted Shares or Performance Shares becomes taxable when the shares are no longer subject to a “substantial risk of forfeiture” (i.e., the shares become vested or transferable), and income tax is paid at ordinary income rates. Upon a disposition of Restricted Shares or Performance Shares, the participant realizes capital or loss measured by the difference between the sales proceeds, and the sum of the amount paid plus the ordinary income recognized upon vesting of such shares. Whether the capital gain is short term or long term depends upon the length of time the shares have been vested for tax purposes. In the case of Restricted Share Units, the participant has taxable ordinary income upon receipt of unrestricted Common Shares. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions. The taxation of Restricted Shares and Performance Shares may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted by the applicable agreement.
          The Omnibus Plan is designed to permit compliance with Section 162(m) of the Code relating to the deductibility of performance-based compensation. It is intended that stock options and awards under the Omnibus Plan with a performance component generally will satisfy the requirements for performance-based compensation under Section 162(m) while providing the Compensation Committee the authority to grant non- performance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and the four other highest-paid executives during a tax year unless the compensation meets certain requirements. To qualify for favorable tax treatment, grants must be made by a committee consisting solely of two or more “Outside Directors” (as defined under the Regulations promulgated under Code Section 162) and must satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “Outside Directors.”
          Finally, the Omnibus Plan is designed to meet requirements for exemptions from coverage under Section 409A of the Code governing nonqualified deferred compensation. The Compensation Committee is expressly authorized to take such actions as may be necessary to avoid adverse tax consequences thereunder.
Recommendation and Required Vote
          The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to increase the number of shares authorized for issuance under the Omnibus Plan. The affirmative vote of a majority of shareholders present in person or by proxy is required to approve the amendment. Abstentions will have the same effect as voting against the proposal. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” and thus have no effect on the outcome.

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS
          The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Company’s Third Amended and Restated Code of Regulations (the “Code of Regulations”) that would:
•	specify that the Company may issue shares without issuing physical (paper) certificates to evidence those shares (“non-certificated shares”);

•	empower the Board of Directors to make certain procedural or ministerial amendments to the Code of Regulations; and

•	eliminate Article XIII of the Code of Regulations which was previously adopted by the Company’s shareholders in connection with an equity financing transaction completed by the Company in 2002 (the “2002 Transaction”), which was specific to the 2002 Transaction and which is no longer necessary or desirable to include in the Code of Regulations.
          The changes to Article VII, Section 1, Article XI and Article XIII of the Code of Regulations are reflected in Appendix A to this proxy statement. The following description of the amendment is qualified in its entirety by reference to Appendix A.
Current Code of Regulations Requirements; Reasons for and Effects of Proposed Amendment
          Article VII, Section 1 of the Code of Regulations currently provides that the Board of Directors has the authority to make rules and regulations, not inconsistent with law, relating to the Company’s Articles of Incorporation or the Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates evidencing the Company’s shares. Ohio law permits the Company, subject to certain restrictions, to issue shares without issuing physical certificates to evidence those shares. In addition, the NASDAQ Stock Market, the exchange on which the Company’s shares are traded, has adopted listing requirements mandating that companies listed on NASDAQ, such as the Company, be eligible to issue non-certificated shares so that they participate in a “Direct Registration Program” operated by a security depository. While the Code of Regulations currently authorizes the Board of Directors to permit the issuance of non-certificated shares, the Code of Regulations does not explicitly state that the Company may issue non-certificated shares. The amendment will specify that the Company may issue shares in certificated or non-certificated form.
          Article XI of the Company’s Code of Regulations currently provides that the Code of Regulations may be amended by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power of the Company, except that the affirmative vote of two-thirds of the voting power of the Company is required to amend the indemnification provisions of the Code of Regulations. Recent changes to Ohio law allow shareholders to grant authority to company directors to make amendments relating to primarily ministerial or procedural issues in a company’s code of regulations, such as allowing the use of electronic proxies, fixing the date and location of meetings, or requiring notice of nominations or shareholder proposals. Many jurisdictions, such as Delaware, allow the board of directors of a corporation to amend the bylaws without shareholder approval. The Board of Directors believes that it should have the flexibility to make such ministerial amendments consistent with Ohio law without the time-consuming and expensive process of seeking shareholder approval. Under Ohio law, the Company will be required to promptly provide shareholders with any amendments that the Board of Directors makes to the Code or Regulations. The amendment will permit the Board of Directors to make such ministerial and procedural changes to the Code of Regulations in the future.

          Article XIII of the Code of Regulations currently provides that the Company is prohibited from (i) granting stock options at below-market exercise prices, (ii) reducing the exercise price of outstanding options, (iii) entering into any arrangements concerning the sale of the Company’s common shares in which the purchase price is based on a market price for the Company’s common shares after the date of the underlying transaction (commonly referred to as “toxic” financings) or (iv) entering into any similar arrangements. The Board of Directors is proposing to eliminate Article XIII because it believes that it is too broad and may potentially prohibit or limit the ability of the Company from engaging in financing transactions beneficial to the Company. Furthermore, Article XIII was enacted as a requirement of the 2002 Transaction in order to specifically authorize that transaction as well as prohibit certain financing techniques prevalent at such time, such as equity lines, which were widely viewed as toxic financings. Although the Board of Directors has no intention to enter into any toxic financing arrangements, as such terms are typically understood, the terms of Article XIII are sufficiently broad as to potentially prohibit or limit financing mechanisms, which are not of the nature commonly associated with toxic financings, and that could be beneficial to the Company. The elimination of Article XIII will grant the Company the flexibility to consider all forms of financing arrangements.
          It is the Company’s practice not to grant stock options at below-market exercise prices (and the 2005 Omnibus Plan specifically prohibits such practice), and not to reduce the exercise price of outstanding options. Furthermore, as described above, management and the Board of Directors have no intention to enter into any toxic financing arrangements concerning the sale of its Common Shares. Nonetheless, the Board of Directors believes the Company should eliminate Article XIII from the Code of Regulations because of the foregoing reasons, as well as the fact that it is unusual for a Company’s code of regulations to contain an explicit prohibition on such actions.
No Appraisal Rights
          Under Ohio law, shareholders are not entitled to appraisal rights with respect to this proposal.
Recommendation and Required Vote
          The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the Code of Regulations. The affirmative vote of the shareholders having a majority of the voting power of all outstanding common shares is required to approve the amendment. The persons named in the accompanying proxy or their substitutes will vote such proxy for this proposal unless it is marked otherwise. Abstentions and broker non-votes will have the same effect as a vote against the amendment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of its Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. These people are further required to furnish us with copies of all such forms filed by them.
          Based solely on our review of the copies of the forms that we received, we believe that all of the Section 16(a) filing requirements were satisfied by our Directors, executive officers and beneficial owners of more than 10% of our Common Shares, except for: (i) Form 4s filed by each of Messrs. Biro and Harris and Drs. Kaiser, Ratain and Stote on February 26, 2007; (ii) a Form 4 filed by Mr. Black on June 14, 2007; and (iii) Form 4s filed by each of Messrs. Biro and Harris and Drs. Kaiser, Ratain and Stote on August 16, 2007. Each of the foregoing delinquent filings was the result of an inadvertent administrative error.
CERTAIN RELATED PARTY TRANSACTIONS
          As described in greater detail in the Form 8-K filed with the Commission on February 17, 2006 (the “Merger 8-K”), on February 13, 2006, DATATRAK acquired ClickFind. Mr. Jim Bob Ward, who was the Founder and a significant shareholder of ClickFind, also served as its President and Chief Executive Officer.
          The negotiated terms of the acquisition were for an aggregate purchase price of $18,000,000, less approximately $328,000 in certain transaction expenses and certain indebtedness of ClickFind. The cash portion of the purchase price, less cash acquired of $87,000, was approximately $4,669,000. The remainder of the purchase price consisted of $4,000,000 in notes payable and the issuance of approximately $7,863,000 in Common Shares (1,026,522 Common Shares). The $3,000,000 balance of the notes payable bear interest at prime plus 1%. The final principal payment is due on February 1, 2009.
           In conjunction with the acquisition of ClickFind, DATATRAK appointed Mr. Ward as Vice President of eClinical Development and entered into an employment agreement with him (Mr. Ward’s official title was subsequently changed to Vice President of Research and Development, and effective March 31, 2008, Mr. Ward was appointed Executive Vice President of Market and Client Strategy). The terms of Mr. Ward’s employment agreement are described in greater detail under the caption “Executive Officer Compensation — Narrative Disclosure to Summary Compensation Table and Grants — Employment Agreements.” In connection with the acquisition of ClickFind, we entered into a Limited Software License Agreement (the “License Agreement”) with Mr. Ward, granting Mr. Ward a limited, royalty-free, non-exclusive license to use, make and create modifications of, sublicense and distribute copies of, and sublicense in executable form the current version of the ClickFind software (as it existed at the time of the closing of our acquisition of ClickFind) in different non-competitive commercial applications. A copy of the License Agreement is attached as Exhibit 10.3 to the Merger 8-K.
Related Party Transaction Policy
          While the Company does not have a written related party transaction policy, as a matter of corporate governance policy and practice, any potential related party transactions are presented and considered by our Audit Committee in accordance with such Committee’s charter. See the discussion set forth above under “Corporate Governance Matters — Audit Committee” for more information.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
          Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission in our proxy materials for the Annual Meeting of Shareholders to be held in 2009. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to Investor Relations, c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124, Attention: Investor Relations, and must be received no later than January 2, 2009. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of Common Shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.
          Unless we receive notice of a shareholder proposal not included in our 2009 proxy statement to be brought before the 2009 Annual Meeting by March 18, 2009, then we may use our discretion in voting proxies with respect to any shareholder proposal properly brought before such Annual Meeting. The chairman of the Annual Meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.
OTHER MATTERS
          The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.
          A copy of DATATRAK’s Annual Report has been provided to shareholders with this proxy statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this proxy statement, that shareholder may request a copy of the Annual Report from us. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for our most recent fiscal year. Requests from beneficial owners of Common Shares must include a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at the Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.
          You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors, Thomas F. McKee Secretary
May 2, 2008

APPENDIX A
ARTICLE VII
     SECTION 1. TRANSFER AND REGISTRATION OF CERTIFICATES.
     The Board of Directors shall have the authority to make such rules and regulations, not inconsistent with law, the Articles of Incorporation or these Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof. Shares may be evidenced by certificates or issued in non-certificated form.
ARTICLE XI
AMENDMENTS
     Except as otherwise provided by law or by the Articles of Incorporation or this Code of Regulations, this~~The~~ Code of Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to (a) to the extent as may be permitted by Chapter 1701 of the Ohio Revised Code from time to time, by the Board of Directors or (b) by the affirmative vote of the Shareholders or record entitled to exercise a majority of the voting power of the Corporation, except that the affirmative vote of the Shareholders entitled to exercise two-thirds of the voting power of the Corporation shall be necessary to amend, alter, repeal or change the effect of any of the provisions of Article V hereof.
~~ARTICLE XIII~~
     ~~Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Corporation shall not:~~
      ~~(i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;~~
      ~~(ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant; replace out-of-the-money options with restricted stock in an exchange, buy-back or other program; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program;~~
      ~~(iii) sell or issue any security of the Corporation convertible, exercisable or exchangeable into common shares of the Corporation, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common shares at the time of conversion, exercise or exchange of such security into common shares (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or~~
      ~~(iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common shares of the Corporation (or any security convertible, exercisable or exchangeable into common shares (“Common Share Equivalent”)) at a per share price (or, with respect to a Common Share Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common shares or Common Share Equivalent, if such clause provides for an adjustment to the price per share or, with respect to a Common Share Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the Corporation, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells common shares or Common Share Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.~~

A-1

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-9509

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê   Please fold and detach card at perforation before mailing.   ê

PROXY FOR COMMON SHARES
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders on June 12, 2008.
The undersigned hereby (i) appoints Terry C. Black and Raymond J. Merk, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio on June 12, 2008, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy.

Please date, sign and return promptly in the accompanying envelope.

DATE:

SIGNATURE(S)

SIGNATURE(S)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ê   Please fold and detach card at perforation before mailing.   ê

The shares represented by this proxy will be voted as indicated in the spaces below. To the extent that no directions are given for Proposals 1, 2 and 3, the shares represented by this proxy will be voted “FOR” Proposals 1, 2 and 3. The shares represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments thereof.
You are encouraged to specify your choices by marking the appropriate boxes below. The proxy holders cannot vote your shares unless you sign and return this card.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:

	Dr. Jeffrey A. Green	❒	FOR	❒	WITHHELD
	Mr. Seth B. Harris	❒	FOR	❒	WITHHELD
	Dr. Jerome H. Kaiser	❒	FOR	❒	WITHHELD
(2)	Approval and adoption of an amendment to the Company’s 2005 Omnibus Equity Plan to increase the number of common shares available for award under the plan.

		❒	FOR	❒	AGAINST	❒	ABSTAIN
(3)
Approval and adoption of an amendment to the Company’s Third Amended and Restated Code of Regulations to (i) specify that the Company may issue non-certificated shares, (ii) empower the Board of Directors to make certain procedural or ministerial amendments to the Code of Regulations and (iii) eliminate Article XIII of the Code of Regulations.

		❒	FOR	❒	AGAINST	❒	ABSTAIN
(4)	In their discretion to act on any other matters that may properly come before the meeting.